Exhibit 10.1

WARRANT AGREEMENT
Dated as of
January 6, 2011
between
AMERICAN INTERNATIONAL GROUP, INC.
and
WELLS FARGO BANK, N.A.,
as Warrant Agent

Warrants for
Common Stock of
American International Group, Inc.

          WARRANT AGREEMENT, dated as of January 6, 2011 (this “Agreement”), between AMERICAN INTERNATIONAL GROUP, INC., a Delaware corporation (including any successor thereto, the “Company”), and Wells Fargo Bank, N.A., as Warrant Agent (including any successor thereto, the “Warrant Agent”).
     As part of a series of integrated transactions to recapitalize the Company (the “Recapitalization”), the Company has declared a dividend to the holders of record of the Company’s common stock, par value $2.50 per share (the “Common Stock”), on January 13, 2011 (the “Dividend Record Date”), in the form of warrants to purchase shares of Common Stock, to be exercisable for a period of ten years from the issuance thereof, provided that the issuance of the Warrants as a dividend is subject to the condition (the “Dividend Condition”) that each of the parties to the Recapitalization determines as of the close of business on January 12, 2011 that it expects (assuming there is no material change in the relevant facts, circumstances and conditions on or before January 14, 2011) that the Recapitalization will close on January 14, 2011. Subject to the Dividend Condition, the Company desires to issue the warrants on the terms and conditions described herein (the “Warrants”) in satisfaction of such dividend. Subject to the Dividend Condition, each holder of record of Common Stock as of the Dividend Record Date is entitled to a number of Warrants equal to the product of the following (rounded down to the next lowest 1/1,000th of a Warrant): (a) 0.533933 (calculated as 75,000,000 divided by 140,466,872, the number of shares of Common Stock estimated to be outstanding on the Dividend Record Date) and (b) the number of shares of Common Stock held of record by such holder as of the Dividend Record Date.
     Notwithstanding anything to the contrary in this Agreement, if the Dividend Condition is not satisfied, AIG will not issue the Warrants, and holders of record of Common Stock as of the Dividend Record Date or otherwise will have no right to receive the Warrants. If the Company notifies the Warrant Agent or makes a public announcement that the Dividend Condition has not been satisfied, then this Agreement is subject to immediate termination by either party upon written notice to the other party.
     The Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, registration, transfer, exchange, exercise and cancellation of the Warrants as provided herein, and the Warrant Agent is willing to so act.
     Each party agrees for the benefit of the other party and for the equal and ratable benefit of the registered holders of the Warrants (the “Holders”):
ARTICLE I
Definitions
     SECTION 1.01. Definitions.
     “Affiliate” of any Person means any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For the purposes hereof, ”control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Board” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

     “Business Day” means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required by law, regulation or an executive order to be open in the State of New York.
     “Closing Price” per share of Common Stock at any date means the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, the principal national securities exchange or quotation system on which the Common Stock is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the Financial Industry Regulatory Authority selected by the Company for that purpose. For purposes of determining the Closing Price, extended or after hours trading shall not be taken into account. Notwithstanding the foregoing, with respect to any date prior to the first day on which the Common Stock trades “ex-distribution” for the dividend by which the Warrants are initially issued (that is, regular way, without the right to receive the dividend), the Closing Price per share of Common Stock shall be reduced by an amount equal to the closing price per Warrant on such date (calculated in a manner consistent with this definition) multiplied by 0.533933.
     “Current Market Price” means, in respect of a share of Common Stock on any day of determination, the average of the VWAP per share of Common Stock over each of the 10 consecutive Trading Days ending on the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this definition, the term “ex date,” when used with respect to any issuance or distribution, shall mean the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.
     “Definitive Warrant” means a Warrant Certificate in definitive form that is not deposited with the Depository or with the Warrant Agent as the Warrant Custodian.
     “Depository” means The Depository Trust Company, its nominees and their respective successors.
     “Exchange Act” means the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as they may be amended from time to time.
     “Fair Market Value” of any property or assets means the fair market value of such property or assets as determined in good faith by the Board (which good faith determination shall be conclusive and binding).
     “Issue Date” means the date on which the Warrants are initially issued.
     “Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, or the Secretary or an Assistant Secretary of such Person.
     “Officers’ Certificate” means a certificate signed by an Officer.

     “Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.
     “SEC” means the U.S. Securities and Exchange Commission.
     “Securities Act” means the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder, as they may be amended from time to time.
     “Trading Day” means a day on which the Common Stock (i) at the close of regular way trading (not including extended or after hours trading) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market that is the primary market for the trading the Common Stock at the close of business, and (ii) has traded at least once regular way on the national securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.
     “Vice President”, when used with respect to any Person, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.
     “VWAP” per share of the Common Stock on any Trading Day means the per share volume weighted average price as displayed on Bloomberg (or any successor service) page AIG US <Equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on the relevant Trading Day or, if any capital stock or similar equity interests are distributed to holders of Common Stock as contemplated in Section 4.01(c), “VWAP” per share of such capital stock or similar equity interests on any Trading Day means the per share volume weighted average price as displayed on Bloomberg (or any successor service) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on the relevant Trading Day, or in either case, if such volume weighted average price is unavailable, VWAP means the market value per share of Common Stock or such capital stock or similar equity interests on such Trading Day as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.
     “Warrant Certificate” means any Global Warrant or Definitive Warrant issued by the Company under this Agreement.
     “Warrant Custodian” means the custodian with respect to a Global Warrant (as appointed by the Depository) or any successor Person thereto.
     “Warrant Shares” means the shares of Common Stock issuable on exercise of the Warrants.
     SECTION 1.02. Other Definitions.

Defined in
Term	Section
“Agent Members”	2.01(c)
“Agreement”	Recitals
“Common Shelf Registration Statement”	5.01
“Common Stock”	Recitals
“Company”	Recitals

Defined in
Term	Section
“Dividend Condition”	Recitals
“Dividend Record Date”	Recitals
“Dividend Threshold Amount”	4.01(d)
“Exercise Date”	3.04
“Exercise Price”	3.01
“Expiration Date”	3.02(b)
“Expiration Time”	4.01(e)
“Global Warrant”	2.01(a)
“Holders”	Recitals
“offer expiration date”	4.01(e)
“Prospectus”	5.05
“Purchased Shares”	4.01(e)
“Recapitalization”	Recitals
“record date”	4.01
“Reorganization”	4.04
“Rights”	4.05
“Stock Transfer Agent”	3.05
“Warrant Agent”	Recitals
“Warrant Register”	2.03
“Warrants”	Recitals
     SECTION 1.03. Rules of Construction. Unless the text or context otherwise requires:
          (i) a defined term has the meaning assigned to it herein;
          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles as in effect from time to time;
          (iii) “including” means including, without limitation;
          (iv) words in the singular include the plural and words in the plural include the singular;
          (v) references to any statute, rule, standard, regulation or other law include a reference to (x) the corresponding rules and regulations and (y) each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time; and
          (vi) headings to Articles and Sections in this Agreement are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

ARTICLE II
Form of Warrant; Beneficial Interests
     SECTION 2.01. Issuance and Registration.
          (a) Warrants. The Warrants shall initially be issued to the Warrant Agent on behalf of the registered holders of the Common Stock as of the Dividend Record Date, as reflected in the Company’s direct registration system for the Common Stock. The Warrant Agent shall allocate the Warrants to, and register the Warrants in the names of, such registered holders in accordance with the Company’s direct registration system or the Warrant Agent’s other book-entry procedures pursuant to an allocation schedule approved by the Company. Any Warrants registered through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures shall be issued in uncertificated form and shall not be represented by Warrant Certificates. Notwithstanding the foregoing, some or all of the Warrants may, at initial issuance or any time thereafter, be represented by one or more permanent Global Warrants, in definitive, fully registered form with the global securities legend set forth in Exhibit A hereto (each, a “Global Warrant”). Any such Global Warrant shall be deposited on behalf of the relevant Holders with the Warrant Agent, as custodian for the Depository (or with such other custodian as the Depository may direct), registered in the name of the Depository or a nominee of the Depository, and duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided.
          (b) Definitive Warrants. Holders of Warrants or holders of beneficial interests in any Global Warrant will not be entitled to physical delivery of Definitive Warrants (except as provided in Section 2.05).
          (c) Procedures for Global Warrants. This Section 2.01(c) shall apply only to any Global Warrant deposited with or on behalf of the Depository.
               (i) If any Warrants are to be represented by a Global Warrant, the Company shall execute and the Warrant Agent shall, in accordance with Section 2.02, countersign and deliver initially one or more Global Warrants that (a) shall be registered in the name of the Depository for such Global Warrant or Global Warrants or of the nominee of the Depository and (b) shall be delivered by the Warrant Agent to the Depository or pursuant to the Depository’s instructions or held by the Warrant Agent as custodian for the Depository.
               (ii) Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depository or by the Warrant Agent as the custodian of the Depository or under such Global Warrant, and the Depository may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant.

     SECTION 2.02. Warrant Certificates. If any Warrant Certificates are issued hereunder, then at least one Officer shall sign such Warrant Certificates for the Company by manual or facsimile signature.
          (a) If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid nevertheless.
          (b) At any time and from time to time after the execution of this Agreement, the Warrant Agent shall, upon receipt of a written order of the Company signed by an Officer of the Company, countersign, either by manual or facsimile signature, and issue a Warrant Certificate evidencing the number of Warrants specified in such order. Such order shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned, whether such Warrant Certificate is to be a Global Warrant or a Definitive Warrant, and the number of Warrants then authorized. Each Warrant shall be dated the date of its countersignature.
          (c) The Warrants (whether or not evidenced by a Warrant Certificate) shall not be valid until registered on the Warrant Register.
     SECTION 2.03. Warrant Register. The Warrants shall be issued in registered form only. The Warrant Agent shall keep a register (the “Warrant Register”) of the Warrants (and Warrant Certificates, if applicable) and of their transfer and exchange. The Warrant Register shall show the names and addresses of the respective Holders and the date and number of Warrants owned by such Holders (as evidenced on the face of each of the Warrant Certificates, if applicable). The Holder of any Global Warrant will be the Depository or a nominee in whose name the Global Warrant is registered.
          The Company and the Warrant Agent may deem and treat the Person in whose name Warrants are registered in the Warrant Register as the absolute owner of such Warrants for all purposes and regardless of any notice to the contrary.
     SECTION 2.04. Transfer and Exchange.
          (a) Transfer and Exchange of Warrants.
               (i) The transfer and exchange of Warrants or beneficial interests therein shall be effected through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures and, in the case of any Global Warrants, the Depository, in each case in accordance with this Agreement and the procedures of the Warrant Agent and, as applicable, the Depository therefor. The Company may instruct the Warrant Agent from time to time that certain Warrants are subject to restrictions on transfer, in which case the Warrant Agent shall not permit the transfer of such Warrants without the consent of the Company.
               (ii) Except as set forth in Section 2.04(a)(iii), a Global Warrant may only be transferred as a whole, and not in part, and only by (x) the Depository to a nominee of the Depository, (y) a nominee of the Depository to the Depository or another nominee of the Depository or (z) the Depository or any such nominee to a successor Depository or its nominee.

               (iii) In the event that a Global Warrant is exchanged and transferred for Definitive Warrants pursuant to Section 2.05, such Warrants may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.04 and such other procedures as may from time to time be adopted by the Company.
               (iv) The Warrant Agent shall register the transfer, from time to time, of any Definitive Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by the appropriate instructions for transfer. Upon any such transfer, one or more new Definitive Warrants representing an equal aggregate number of Definitive Warrants shall be issued and the transferred certificate shall be cancelled.
          (b) Cancellation or Adjustment of Global Warrant. At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Depository for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent (if it is then the Warrant Custodian for such Global Warrant) with respect to such Global Warrant, by the Warrant Agent, to reflect such reduction.
          (c) Obligations with Respect to Transfers and Exchanges of Warrants.
               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, by either manual or facsimile signature, any Global Warrants and Definitive Warrants, if applicable, as required pursuant to the provisions of Section 2.02 and this Section 2.04.
               (ii) No service charge shall be made for any registration of transfer or exchange. Any transfer tax, assessments, or similar governmental charge payable in connection with any registration of transfer or exchange shall be paid by the Holder.
               (iii) Prior to the due presentation for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Person in whose name Warrants are registered as the absolute owner of such Warrants, and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.
               (iv) All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.
          (d) No Obligation of the Warrant Agent. The Warrant Agent shall have no responsibility or obligation to any beneficial owner of a Global Warrant, an Agent Member or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice, or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Holders and all payments to be made to Holders under the Warrants shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Warrant). The rights of beneficial owners in any Global Warrant shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
     SECTION 2.05. Definitive Warrants.
          (a) Subject to Section 2.05(e), beneficial interests in a Global Warrant deposited with the Depository or with the Warrant Agent as custodian shall be transferred to the beneficial owners thereof in the form of Definitive Warrants in a number equal to the number of Warrants represented by such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 2.04 and (i) the Depository notifies the Company that it is unwilling or unable to continue as depositary for such Global Warrant or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act and, in each such case, a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement.
          (b) Any Global Warrant that is transferable to the beneficial owners thereof pursuant to this Section 2.05 shall be surrendered by the Depository to the Warrant Agent, to be so transferred, in whole or from time to time in part, without charge, and the Warrant Agent shall countersign, by either manual or facsimile signature, and deliver to each beneficial owner in the name of such beneficial owner, upon such transfer of each portion of such Global Warrant, Definitive Warrants evidencing a number of Warrants equivalent to such beneficial owner’s beneficial interest in the Global Warrant. The Warrant Agent shall register such transfer in the Warrant Register, and upon such transfer the surrendered Global Warrant shall be cancelled by the Warrant Agent. Any such Definitive Warrants shall bear such restrictive legends as the Company may instruct.
          (c) Subject to the provisions of Section 2.05(b), the registered Holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Agreement or the Warrants.
          (d) In the event of the occurrence of either of the events specified in Section 2.05(a), the Company will promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in definitive, fully registered form.
          (e) The Depository shall notify the Warrant Agent of the names and the amounts in which the Definitive Warrants will be issued. Neither the Company nor the Warrant Agent will be liable or responsible for any names or any amounts provided by the Depository.
          (f) Notwithstanding the foregoing, in lieu of issuing a Definitive Warrant to any Person, the Warrant Agent may, upon the Company’s instruction, register Warrants in the name of such Person through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures.

     SECTION 2.06. Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate provides proof reasonably satisfactory to the Company and the Warrant Agent that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate of like tenor and representing an equivalent number of Warrants, if the reasonable requirements of the Warrant Agent are met. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss that either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate evidences an additional obligation of the Company.
     SECTION 2.07. Outstanding Warrants. Warrants outstanding at any time are all Warrants evidenced as outstanding in the Warrant Register (which, in the case of Warrants represented by Warrant Certificate, shall include all Warrant Certificates authenticated by the Warrant Agent excluding those canceled by it and those delivered to it for cancellation). A Warrant does not cease to be outstanding because an Affiliate of the Company holds the Warrant. A Warrant ceases to be outstanding if the Company holds the Warrant.
     If a Warrant Certificate is replaced pursuant to Section 2.06, the Warrants evidenced thereby cease to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a bona fide purchaser.
     SECTION 2.08. Cancellation. In the event the Company shall purchase or otherwise acquire Definitive Warrants, the Company may, at its option, deliver the same to the Warrant Agent for cancellation.
          The Warrant Agent and no one else shall cancel all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Company has cancelled.
     SECTION 2.09. CUSIP Numbers.
          The Company may assign “CUSIP” numbers (if then generally in use) in connection with the issuance of the Warrants and the Warrant Agent may use such “CUSIP” numbers in notices as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.
ARTICLE III
Exercise Terms
     SECTION 3.01. Exercise. Each Warrant shall entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase one share of Common

Stock for each Warrant evidenced thereby, at an exercise price of $45.00 per share (as such exercise price may be adjusted pursuant to Article IV, the “Exercise Price”).
     SECTION 3.02. Exercise Period.
          (a) Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time and from time to time on or after the Issue Date. Notwithstanding the foregoing, the Holders will be able to exercise the Warrants only if (i) the Common Shelf Registration Statement relating to the Warrant Shares is effective and (ii) the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside. The Company may instruct the Warrant Agent from time to time that certain Warrants are subject to further restrictions on exercise, in which case the Warrant Agent shall not permit the exercise of such Warrants without the consent of the Company.
          (b) No Warrant shall be exercisable after 5:00 p.m., New York time, on the Business Day that is the tenth anniversary of the Issue Date or, if such tenth anniversary date is not a Business Day, the next Business Day immediately following such tenth anniversary date (the “Expiration Date”).
     SECTION 3.03. Expiration. A Warrant shall terminate and become void as of the earlier of (i) the Expiration Date or (ii) the date such Warrant is exercised.
     SECTION 3.04. Manner of Exercise.
          (a) Subject to Section 3.02(b), Warrants may be exercised by a Holder in full or in part by delivering, not later than 5:00 p.m., New York time, on any Business Day (the “Exercise Date”) to the Warrant Agent at its office: (i) the related Warrant Certificate, in the case of Warrants issued in certificated form; (ii) an election to purchase Common Stock in the form included in Exhibit A, duly filled in and signed by the Holder, and (ii) payment, for the account of the Company, of an amount equal to the product of (1) the Exercise Price and (2) the number of Warrants being exercised by such Holder (including any fractional Warrant held by such Holder and included in such election). Such payment shall be made in United States dollars by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. In the case of a Global Warrant, any Person with a beneficial interest in such Global Warrant shall effect compliance with the requirements in clauses (i) and (ii) above through the relevant Agent Member in accordance with the procedures of the Depository. If any of the Warrant Certificate, the form of election to purchase Common Stock or the Exercise Price therefor is received by the Warrant Agent after 5:00 P.M., New York time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants.
          (b) In the case of a Global Warrant, whenever some but not all of the Warrants represented by such Global Warrant are exercised in accordance with the terms thereof and of this Agreement, such Global Warrant shall be surrendered by the Holder to the Warrant Agent, which shall cause an adjustment to be made to such Global Warrant so that the number of Warrants represented thereby will be equal to the number of Warrants theretofore represented by such Global Warrant less the number of Warrants then exercised. The Warrant Agent shall thereafter promptly return such Global Warrant to the Holder or its nominee or custodian.
          (c) In the case of a Definitive Warrant, whenever some but not all of the Warrants represented by such Definitive Warrant are exercised in accordance with the terms thereof and of this Agreement, the Holder shall be entitled, at the request of the Holder, to receive from the Company within a reasonable time, and in any event not exceeding five (5) Business Days, a new Definitive Warrant in substantially identical form for the number of Warrants equal to the number of Warrants theretofor represented by such Definitive Warrant less the number of Warrants then exercised.
          (d) If a Warrant Certificate shall have been exercised in full, the Warrant Agent shall promptly cancel such certificate following its receipt from the Holder or the Depository, as applicable.
     SECTION 3.05. Issuance of Warrant Shares. Subject to Section 3.02(a), upon any exercise of Warrants in compliance with Section 3.04, the Company shall issue and cause the transfer agent for the Common Stock (the “Stock Transfer Agent”, which may be the Warrant Agent) to cause to be registered in the Company’s direct registration system to or upon the written order of the Holder and in such name or names as the Holder may designate, a number of full Warrant Shares so purchased upon the exercise of such Warrants (determined in accordance with Section 3.06) or other securities to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same (including any depositary institution so designated by a Holder), together with cash as provided in Section 3.06 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. In no event shall the Company have the right or be required to settle the exercise of Warrants through delivery of cash in lieu of shares of Common Stock (except as provided in Section 3.06 with respect to fractional Warrant Shares). For the avoidance of doubt, a fractional Warrant shall represent the right to purchase the number of shares of Common Stock purchasable upon exercise of one whole Warrant multiplied by such fraction; provided however, that a whole Warrant held by a Holder may be exercised only in whole, not fractionally.
     SECTION 3.06. Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants (including fractional Warrants). The number of full Warrant Shares that shall be issuable upon an exercise of Warrants by a Holder at any time shall be computed on the basis of the aggregate number of Warrant Shares which may be purchased pursuant to the Warrants being exercised by that Holder at that time. If any fraction of a Warrant Share would, except for the provisions of this Section 3.06, be issuable upon the exercise of Warrants, the Company shall pay an amount in cash equal to the Closing Price per share of the Common Stock on the Trading Day immediately preceding the date the Warrants are presented for exercise, multiplied by such fraction, computed to the nearest whole cent.
     SECTION 3.07. Reservation of Warrant Shares. The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The Company will keep a copy of this Agreement on file with the Stock Transfer Agent and will furnish to such Stock Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.
     The Company covenants that all Warrant Shares that may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights.
ARTICLE IV
Adjustment and Notice Provisions
     SECTION 4.01. Adjustments. Subject to the provisions of this Article IV (including without limitation Sections 4.02 and 4.05), the Exercise Price shall be subject to adjustment, without duplication, under the following circumstances:
          (a) the issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision or combination of Common Stock, in which event the Exercise Price will be adjusted based on the following formula:
EP1	=	EP0 x (OS0 / OS1)

where,

EP0	=	the Exercise Price in effect at the close of business on the record date

EP1	=	the Exercise Price in effect immediately after the record date

OS0	=	the number of shares of Common Stock outstanding at the close of business on the record date prior to giving effect to such event

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event
          (b) the issuance to all holders of Common Stock of certain rights, options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to purchase shares of Common Stock at less than the Current Market Price of Common Stock as of the record date, in which event the Exercise Price will be adjusted based on the following formula:
EP1	=	EP0 x (OS0 + Y) / (OS0 + X)

where,

EP0	=	the Exercise Price in effect at the close of business on the record date

EP1	=	the Exercise Price in effect immediately after the record date

OS0	=	the number of shares of Common Stock outstanding at the close of business on the record date

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants

Y	=	the aggregate price payable to exercise such rights divided by the average of the VWAP per share of the Common Stock over each of the 10 consecutive Trading Days prior to the Business Day immediately preceding the announcement of the issuance of such rights, options or warrants
However, the Exercise Price will be readjusted to the extent that any such rights, options or warrants are not exercised prior to their expiration.
          (c) the dividend or other distribution to all holders of Common Stock of shares of capital stock of the Company (other than Common Stock), rights to acquire capital stock of the Company or evidences of the Company’s indebtedness or the Company’s assets (excluding any dividend, distribution or issuance covered by clauses (a) or (b) above or (d) or (e) below) in which event the Exercise Price will be adjusted based on the following formula:
EP1	=	EP0 x (SP0 — FMV) / SP0

where,

EP0	=	the Exercise Price in effect at the close of business on the record date

EP1	=	the Exercise Price in effect immediately after the record date

SP0	=	the Current Market Price as of the record date

FMV	=	the Fair Market Value, on the record date, of the shares of capital stock of the Company, rights to acquire capital stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of Common Stock
However, if the transaction that gives rise to an adjustment pursuant to this clause (c) is one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Company, that are, or, when issued, will be, traded on a U.S. securities exchange, then the Exercise Price will instead be adjusted based on the following formula:
EP1	=	EP0 x MP0 / (FMV0 + MP0)

where,

EP0	=	the Exercise Price in effect at the close of business on the record date

EP1	=	the Exercise Price in effect immediately after the record date

FMV0	=	the average of the VWAP of the capital stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over each of the 10 consecutive Trading Days commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution with respect to Common Stock on the NYSE or such other national or regional exchange or market that is at that time the principal market for the Common Stock

MP0	=	the average of the VWAP per share of the Common Stock over each of the 10 consecutive Trading Days commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution with respect to Common Stock on the NYSE or such other national or regional exchange or market that is at that time the principal market for the Common Stock
          (d) the Company makes a distribution consisting exclusively of cash to all holders of Common Stock, excluding (1) any cash dividend on Common Stock to the extent that the aggregate cash dividend per share of Common Stock does not exceed the Dividend Threshold Amount, (2) any cash that is distributed as part of a distribution referred to in clause (c) above, and (3) any consideration payable in connection with a tender offer referred to in clause (e) below, in which event, the Exercise Price will be adjusted based on the following formula:
SR1	=	SR0 x (SP0 – C) / SP0

where,

SR0	=	the Exercise Price in effect at the close of business on the record date

SR1	=	the Exercise Price in effect immediately after the record date

SP0	=	the Current Market Price as of the record date

C	=	the excess of the amount in cash per share of Common Stock the Company distributes to holders over the Dividend Threshold Amount
The Dividend Threshold Amount shall equal $0.675 per share of Common Stock in the aggregate in any twelve-month period. The Dividend Threshold Amount is subject to adjustment on a proportional basis whenever the Exercise Price is adjusted, provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the Exercise Price pursuant to this clause (d).
          (e) the Company or one or more of its wholly owned subsidiaries purchases Common Stock in a tender offer subject to Rule 13e-4 under the Exchange Act (not including any exchange offer pursuant to Section 3(a)(9) of the Securities Act) where (a) the number of shares purchased in such tender offer exceeds 30% of the number of shares of Common Stock outstanding on the last date on which tenders may be made pursuant to such tender offer (the “offer expiration date”) and (b) the cash and value of any other consideration included in the payment per share of Common Stock validly tendered exceeds the VWAP per share of Common Stock on the Trading Day next succeeding the offer expiration date, in which event the Exercise Price will be adjusted based on the following formula:
EP1	=	EP0 x (SP1 x OS0) / (FMV + (SP1 x OS1))

where,

EP0	=	the Exercise Price in effect at the close of business on the offer expiration date

EP1	=	the Exercise Price in effect immediately after the offer expiration date

FMV	=	the Fair Market Value, on the offer expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered and not withdrawn as of the offer expiration date (the “Purchased Shares”)
OS1	=	the number of shares of Common Stock outstanding at the last time tenders may be made pursuant to such tender offer (the “Expiration Time”) less any Purchased Shares

OS0	=	the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares

SP1	=	the average of the VWAP per share of the Common Stock over each of the 10 consecutive Trading Days commencing with the Trading Day immediately after the Expiration Time.
For the purpose of this Section 4.01, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).
For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Exercise Price pursuant to this Section 4.01 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder.
The Company may, but shall not be required to, make such decreases in the Exercise Price, in addition to those required by this Article IV, as the Board considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.
     SECTION 4.02. Calculation of Adjustments. All calculations under Section 4.01 shall be made to the nearest hundredth of a cent. No adjustment of the Exercise Price need be made under Section 4.01 if such adjustment (together with any other carried-forward adjustments under this Section 4.02) would amount to a change in the Exercise Price of less than ten cents; provided, however, that if an adjustment is not made by reason of this Section 4.02, such amount shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.
     SECTION 4.03. Adjustment to Number of Shares. Upon each adjustment of the Exercise Price pursuant to Section 4.01, each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest 1/1,000th of a share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.
     SECTION 4.04. Reorganizations. In the event of any capital reorganization, consolidation or merger of the Company (other than the consolidation or merger of the Company with or into another corporation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property) (a “Reorganization”), the Holders of Warrants that have not been exercised (and have not otherwise expired, been terminated or cancelled) shall have the right to receive, upon exercise of the Warrants and payment of the Exercise Price, the kind and amount of securities, cash and other property receivable upon such Reorganization by a Holder of the number of shares of Common Stock into which such Warrants so exercised might have been exercised immediately prior to such Reorganization. Unless the surviving or acquiring Person in a Reorganization automatically assumes the Company’s obligations hereunder as a matter of law, the Company shall provide that the surviving or acquiring Person in such Reorganization will enter into an agreement with the Warrant Agent confirming the Holders’ rights pursuant to this Section 4.04 and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IV.
     SECTION 4.05. When No Adjustment Required. No adjustment of the Exercise Price shall be made as a result of: (1) the issuance of rights pursuant to any stockholder rights plan or tax asset protection plan (i.e., a poison pill) adopted by the Company from time to time (“Rights”); (2) the distribution of separate certificates representing Rights; (3) the exercise or redemption of Rights; or (4) the termination or invalidation of Rights; provided, however, that to the extent that the Company has a stockholder rights plan or tax asset protection plan in effect on an Exercise Date, the Holder shall receive upon exercise, in addition to the Warrant Shares, the Rights under such rights plan, unless, prior to such Exercise Date, the Rights have separated from the Common Stock, in which case the applicable Exercise Price will be adjusted at the time of separation as if the Company made a distribution to all holders of Common Stock as described in Section 4.01(c) including, for the purposes of this paragraph only, shares of Common Stock and assets issuable upon exercise of Rights under a stockholder rights plan or tax asset protection plan, subject to readjustment in the event of the expiration, termination or redemption of the Rights.
          No adjustment shall be made to the Exercise Price that would reduce the Exercise Price below the par value per share of Common Stock. In addition, no adjustment to the Exercise Price shall be made:
          (a) upon the issuance of any shares of Common Stock or securities convertible into, or exercisable or exchangeable for, Common Stock in public or private transactions at any price deemed appropriate by the Company in its sole discretion;
          (b) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan of that type;
          (c) upon the issuance of any shares of Common Stock or options or rights to purchase those shares or any other award that relates to or has a value derived from the value of the Common Stock or other securities of the Company, in each case issued pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;
          (d) upon the issuance of any shares of Common Stock pursuant to any option, warrant or right or other security exercisable for, or exchangeable or convertible into, shares of Common Stock in public or private transactions at any price deemed appropriate by the Company in its sole discretion;

          (e) for a change in the par value or no par value of the Common Stock;
          (f) for accumulated and unpaid dividends; or
          (g) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or other security exercisable for, or exchangeable or convertible into, Common Stock that was outstanding as of the date the Warrants were first issued.
     SECTION 4.06. Notice of Adjustments. Whenever any adjustment is made pursuant to this Article IV, the Company shall cause notice of such adjustment to be mailed to the Warrant Agent within fifteen days thereafter, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments, and (iii) the Exercise Price, the number of shares or the securities or other property purchasable upon exercise of each Warrant after giving effect to such adjustment. The calculations, adjustments and determinations included in the Company’s notice shall, absent manifest error, be final and binding on the Company, the Warrant Agent and the Holders. The Warrant Agent shall be entitled to rely on such notice and any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such notice. The Warrant Agent shall within fifteen days after receipt of such notice from the Company (which notice must specifically direct the Warrant Agent to perform the mailing) cause a similar notice to be mailed to each Holder.
     SECTION 4.07. Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article IV, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in any Warrant Certificates issued prior to such adjustment. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.
ARTICLE V
Registration Rights
     SECTION 5.01. Effectiveness of Registration Statement. The Company shall use commercially reasonable efforts to cause a shelf registration statement, filed pursuant to Rule 415 (or any successor provision) of the Securities Act, covering the issuance of Warrant Shares to the Holders upon exercise of the Warrants by the Holders thereof (the “Common Shelf Registration Statement”) to remain effective until the earlier of (i) such time as all Warrants have been exercised and (ii) the Expiration Date. The Company shall promptly inform the Warrant Agent of any change in the status of the effectiveness or availability of the Common Shelf Registration Statement.
     SECTION 5.02. Suspension. The Company shall be entitled to suspend the availability of the Common Shelf Registration Statement from time to time during any consecutive 365-day period for a total not to exceed 90 days during such consecutive 365-day period if the Board determines in the exercise of its reasonable judgment that such suspension is necessary in order to comply with applicable laws and provides notice that such determination was made to the Holders of the Warrants; provided, however, that (i) if the Company exercises such right in the 45 consecutive-day period immediately prior to the Expiration Date, the Expiration Date shall be delayed by the number of days during such 45-day period for which the availability of the Common Shelf Registration Statement was suspended and (ii) in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose must remain confidential.
     SECTION 5.03. Blue Sky. The Company shall use commercially reasonable efforts to register or qualify the Warrant Shares under all applicable securities laws, blue sky laws or similar laws of all jurisdictions in the United States in which any Holder may or may be deemed to purchase Warrant Shares upon the exercise of Warrants and shall use commercially reasonable efforts to maintain such registration or qualification for so long as it is required to cause the Common Shelf Registration Statement to remain effective under the Securities Act pursuant to Section 5.01; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this Section 5.03 or to take any action that would subject it to general service of process or to taxation in any such jurisdiction in which it is not then so subject.
     SECTION 5.04. Expenses. Subject to Sections 2.04(c)(ii) and 7.09, all expenses incident to the Company’s performance of or compliance with its obligations under this Article V relating to the issuance of the Warrant Shares will be borne by the Company, including without limitation: (i) all SEC, stock exchange or Financial Industry Regulatory Authority registration and filing fees, (ii) all reasonable fees and expenses incurred in connection with the compliance with state securities or blue sky laws, (iii) all expenses of any Persons incurred by or on behalf of the Company in preparing or assisting in preparing, printing and distributing the Common Shelf Registration Statement or any other registration statement, prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Article V, (iv) the fees and disbursements of counsel for the Company and (v) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or comfort letters required by or incident to such performance and compliance.
     SECTION 5.05. Delivery of Documents to Holders. The Warrant Agent agrees that concurrently with the issuance of Warrants to any Holder and upon exercise of Warrants by any Holder, the Warrant Agent shall (unless otherwise instructed by the Company) deliver a prospectus relating to the Warrant Shares (a “Prospectus”) to such Holder or such other notice or communication regarding the Warrants or the Warrant Shares as the Company may instruct. The Company shall furnish to the Warrant Agent sufficient copies of such Prospectus or such other notice or communication to satisfy this obligation.
ARTICLE VI
Warrant Agent
     SECTION 6.01. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

     SECTION 6.02. Rights and Duties of Warrant Agent.
          (a) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants. All fees and expenses due the Warrant Agent shall be paid to the Warrant Agent by the Company. The Warrant Agent shall have no duty to determine which costs, if any, under this Agreement shall be borne by the Holders or by the Company.
          (b) Counsel. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.
          (c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.
          (d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder that may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.
          (e) Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article IV, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock upon the surrender of any Warrant Certificate for the purpose of exercise.
     SECTION 6.03. Individual Rights of Warrant Agent. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.
     SECTION 6.04. Warrant Agent’s Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.
     SECTION 6.05. Compensation and Indemnity. The Company agrees that the Warrant Agent is entitled, from time to time, to reasonable compensation for its services as agreed and to reimbursement for reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent’s agents and counsel as agreed. The Company shall indemnify the Warrant Agent, its officers, directors, agents and counsel against any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without willful misconduct, negligence or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity, and the Company, at its option, may control the defense of such claim with counsel of the Company’s choice. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through willful misconduct, negligence or bad faith. The Company’s payment obligations pursuant to this Section 6.05 shall survive the termination of this Agreement.
     SECTION 6.06. Successor Warrant Agent.
          (a) Company to Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a competent and reputable Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.
          (b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees in writing. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees in writing. Notwithstanding the foregoing, any resignation or removal under this Section 6.06 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.
          (c) The Company to Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court shall have been entered in respect of the Warrant Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, or a decree or order by a court shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.
          (d) Successor to Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.
          (e) Successor by Merger. Any corporation into which the Warrant Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation shall be qualified as aforesaid.
ARTICLE VII
Miscellaneous
     SECTION 7.01. Persons Benefiting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.
     SECTION 7.02. Rights of Holders. Holders of unexercised Warrants, as such, have no rights as stockholders and are not entitled to exercise any rights whatsoever as stockholders of the Company, including, but not limited to the rights to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) receive notice of any other proceedings of the Company, or (v) exercise any preemptive right.

     SECTION 7.03. Amendment. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that such action shall not adversely affect the rights of any of the Holders in any material respect. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of any of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants; provided further that the consent of each Holder affected thereby shall be required for any amendment pursuant to which (i) the Exercise Price would be changed (other than pursuant to adjustments provided for in Article IV), (ii) the number of shares issuable upon exercise of the Warrants would be decreased or the kind or amount of other property issuable upon exercise of the Warrants would be changed or decreased, as applicable (in each case, other than pursuant to adjustments provided for in Article IV), (iii) the time period during which the Warrants are exercisable would be shortened or the Holder’s right to exercise the Warrants would otherwise be materially impaired or (iv) the percentage of Holders required to amend the Warrants or this Agreement would be reduced. In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, only Warrants outstanding at the time shall be considered in any such determination, and Warrants known to the Warrant Agent to be owned by the Company shall be disregarded and deemed not to be outstanding. The Company or the Warrant Agent may set a record date for any such direction, waiver or consent and only the Holders as of such record date shall be entitled to make or give such direction, waiver or consent.
     SECTION 7.04. Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:
if to the Company:
American International Group, Inc.
180 Maiden Lane
New York, NY 10038
Telephone: (212) 770-7000
Facsimile: (212) 785-2175
Attention: General Counsel
With a copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Telephone: (212) 558-4000
Attention: Glen T. Schleyer, Robert W. Reeder III

if to the Warrant Agent:
Wells Fargo Bank, N.A.
161 N. Concord Exchange
South St. Paul, MN 55075
Telephone: (800) 689-8788
Facsimile: (651) 450-4078
Attention: Account Management
     The Company or the Warrant Agent each by notice to the other may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Warrant Register and shall be sufficiently given if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     SECTION 7.05. Governing Law. This Agreement, the Warrant Certificates and the Warrants will be governed by and construed in accordance with the laws of the State of New York.
     SECTION 7.06. Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.
     SECTION 7.07. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.
     SECTION 7.08. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.
     SECTION 7.09. Withholding Rights. In the event that the Company, the Warrant Agent or their agents determine that they are obligated to withhold or deduct any tax or other governmental charge under any applicable law on behalf of a Holder (whether upon the distribution of the Warrants under this Agreement, upon any adjustment made pursuant to Article IV or otherwise), the Company, the Warrant Agent or their agents shall be entitled, but not obligated, to deduct and withhold such amount by withholding a portion or all of the Warrants otherwise deliverable or by otherwise using any property (including, without limitation, Warrants, Common Stock or cash) that would otherwise be delivered to or is owned by such Holder, in each case in such amounts as they deem necessary to meet their withholding obligations, and shall also be entitled, but not obligated, to sell all or a portion of such withheld Warrants or such other property by public or private sale in such amounts and in such manner as they deem necessary and practicable to pay such taxes and charges. In such case, (i) the Company, the Warrant

Agent or their agents, as applicable, shall remit to the applicable tax or other authority the required withholding amount or other charge, and (ii) any withheld Warrants (and, if applicable in connection with adjustments pursuant to Article IV, other property) shall be treated for all purposes of this Agreement as having been distributed to the Holders in respect of which such deduction and withholding was made.

     IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Brian T. Schreiber
Name:	Brian T. Schreiber
Title:	Executive Vice President, Treasury and Capital Markets

WELLS FARGO BANK, N.A., as Warrant Agent,

By:	/s/ Suzanne M. Swits
Name:	Suzanne M. Swits
Title:	Vice President

EXHIBIT A
FORM OF WARRANT
[Global Securities Legend]
     UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO BELOW.

No. [ ]	Certificate for [ ] Warrants

WARRANTS TO PURCHASE COMMON STOCK OF
AMERICAN INTERNATIONAL GROUP, INC.
     THIS CERTIFIES THAT [     ], or its registered assigns, is the registered holder of the number of Warrants set forth above (the “Warrants”). Each Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from AMERICAN INTERNATIONAL GROUP, INC., a Delaware corporation (including any successor thereto, the “Company”), one share of common stock, par value of $2.50 per share, of the Company (the “Common Stock”) at the per share exercise price of $45.00 (the “Exercise Price”). This Warrant Certificate shall terminate and become void as of 5:00 p.m., New York time, on January 19, 2021 or, if such date is not a Business Day, the next day immediately following such date (the “Expiration Date”) or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.
     This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of January 6, 2011 (the “Warrant Agreement”), between the Company and Wells Fargo Bank, N.A. (the “Warrant Agent”, which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent, Wells Fargo Bank, N.A., 161 N. Concord Exchange, South St. Paul, MN 55075, Telephone: (800) 689-8788, Facsimile: (651) 450-4078, Attention: Account Management.
     Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose.
     As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time and from time to time on any Business Day on and after the Issue Date; provided, however, that Holders of Warrants will be able to exercise their Warrants only if the Common Shelf Registration Statement relating to the Common Stock underlying the Warrants is effective and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside; provided further, however, that no Warrant shall be exercisable after the Expiration Date.

     Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Closing Price per share of the Common Stock on the Trading Day immediately preceding the date the Warrant is presented for exercise with all required documentation and payments, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant, computed to the nearest whole cent.
     All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.
     The holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.
     The Warrants do not entitle any Holder hereof to any of the rights of a stockholder of the Company.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

AMERICAN INTERNATIONAL GROUP, INC.

By:

Name:
Title:
DATED:
Countersigned:

WELLS FARGO BANK, N.A.,
as Warrant Agent,

By:

Authorized Signatory

FORM OF ELECTION TO PURCHASE WARRANT SHARES
(to be executed only upon exercise of Warrants)
AMERICAN INTERNATIONAL GROUP, INC.
     The undersigned hereby irrevocably elects to exercise                                          Warrants to acquire shares of Common Stock, par value $2.50 per share, of AMERICAN INTERNATIONAL GROUP, INC., at an exercise price per share of Common Stock of $45.00 and otherwise on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders all right, title and interest in the number of Warrants exercised hereby to AMERICAN INTERNATIONAL GROUP, INC. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants, and interests in any Global Warrant or Definitive Warrant representing unexercised Warrants, be registered or placed in the name and at the address specified below and delivered thereto. If other than the registered holder of the Warrants, the undersigned must pay all transfer taxes, assessments or similar governmental charges in connection with any such transfer or exchange.

Number of Warrants:

Date:

[1]

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Medallion Guarantee by:

[1]	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be medallion guaranteed by an eligible guarantor institution.

Securities and/or check to be issued to:
If held in book-entry form through the Depository:
     Depository Account Number:
     Name of Agent Member:
If in definitive or uncertificated form:
     Social security or identifying number:
     Name:
     Street Address:
     City, State and Zip Code:
Any unexercised Warrants evidenced by the exercising Holder’s interest in the Global Warrant or Definitive Warrant, as the case may be, to be issued to:
If in book-entry form through the Depository:
     Depository Account Number:
     Name of Agent Member:
If in definitive form:
     Social security or identifying number:
     Name:
     Street Address:
     City, State and Zip Code:

FORM OF WARRANT TRANSFER
     For value received, the undersigned hereby sells, assigns and transfers unto                                          the right to purchase                                          (                    ) Warrant Shares representing shares of common stock, par value $2.50 per share, of American International Group, Inc. (the “Company”) pursuant to the attached Warrant Certificate and does hereby irrevocably constitute and appoint                                          attorney to transfer the Warrant, or such portion as is transferred hereby, on the books of the Company with full power of substitution in the premises. The undersigned requests said attorney to issue to the transferee a Warrant Certificate evidencing such transfer and to issue to the undersigned a new Warrant Certificate evidencing the right to purchase Warrant Shares for the balance not so transferred, if any.
Date:

[2]

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Medallion Guarantee by:

Name in which new Warrant(s) should be registered:

(Name)

(Street Address)

(City) (State) (Zip Code)

(social security or identifying number)

[2]	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be medallion guaranteed by an eligible guarantor institution.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY3
The initial number of Warrants represented by the Global Warrants is [     ].
The following increases or decreases in this Global Security have been made:

Number of
	Decrease in	Increase in	Warrants in this
Date of	number of	number of	Global Warrant	Signature of
Exercise	Warrants in this	Warrants in this	Certificate	authorized
or	Global Warrant	Global Warrant	following such	officer of
Exchange	Certificate	Certificate	change	Warrant Agent

[3]	To be included only if Warrants are in global form.